Exhibit 99.1

500 Glenpointe Centre West
Teaneck, NJ 07666

CONTACT:	Malcolm Frank
Senior Vice President,
Marketing and Strategy
617-273-9282
Malcolm.Frank@cognizant.com

Investors: Gordon McCoun
Press: Brian Maddox/Scot Hoffman
Financial Dynamics
212-850-5600
scot.hoffman@fd.com

COGNIZANT ACQUIRES AIMNET, A MANAGED INFRASTRUCTURE AND

PROFESSIONAL SERVICES COMPANY

Acquisition Further Strengthens Cognizant’s IT Infrastructure Offerings

Teaneck, NJ — September 5, 2006 – Cognizant Technology Solutions (Nasdaq: CTSH), a leading provider of IT services, today announced it has acquired Massachusetts-based AimNet Solutions Inc., a managed infrastructure and professional services firm. In acquiring AimNet, Cognizant gains capabilities and expertise that strengthen the Company’s fast-growing IT Infrastructure Services (ITIS) practice.

Founded in 2000 by former AT&T executives, AimNet is a privately-held company with over 100 employees. This transaction provides Cognizant with a state-of-the-art US-based Network Operations Center (NOC), a world-class patent-pending, proprietary infrastructure management software platform, an installed base of over 80 direct and indirect customers and partners, and high-end network and infrastructure consulting capabilities in areas such as network architecture, planning, design and infrastructure security solutions. In addition, Cognizant gains a highly experienced management team, led by industry veteran Ed Nalbandian, CEO of AimNet, who will join Cognizant to manage its IT Infrastructure Services practice.

This marks the first time that a leading offshore IT services company has joined with a leading independent, US-based managed service provider to create a single, secure, seamless, global delivery model, managed with common platform and processes worldwide.

“This acquisition demonstrates our commitment to continue building on the success of Cognizant’s fast-growing IT Infrastructure Services practice by expanding the depth of services we can provide to our customers,” said Lakshmi Narayanan, President and CEO of Cognizant. “AimNet’s offerings in professional and managed services, their process-rich delivery platform and high-end consulting capabilities in network management systems complement our growing infrastructure services offering. We are very pleased to welcome Ed Nalbandian and his team to Cognizant and anticipate that this acquisition will further accelerate the growth of our ITIS practice.”

“Our proven industry track record in managed and professional services, coupled with Cognizant’s leading offshore delivery capability and India-based Network Operations Centre, will provide clients with flexibility and a range of options for delivering high value, secure, end-to-end infrastructure management services,” said Ed Nalbandian, CEO of AimNet. “Cognizant’s reputation for strong customer relationships, their non-hierarchical entrepreneurial culture and focus on industry verticals are an excellent fit for AimNet employees and clients alike. Combining the technology support of both organizations will allow Cognizant to offer the broadest and deepest set of infrastructure services in the industry.”

AimNet offers a full range of IT infrastructure management services from consulting to 24x7x365 managed services. AimNet’s expertise spans a wide spectrum of clients’ IT infrastructure, including Wide Area Network (WAN), Local Area Network (LAN), Virtual Private Network (VPN), Security, IP Telephony, Server and Application support. These services are powered by AimNet’s enterprise-class, ITIL-based “OnTarget” Network Management Platform deployed at its Massachusetts-based Network Operations Center (NOC).

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of IT services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant uses its own on-site/offshore outsourcing model to provide applications management, development, integration, and reengineering; infrastructure management; business process outsourcing; and numerous related services, such as enterprise consulting, technology architecture, program management, and change management.

Cognizant’s more than 32,000 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and on-site client teams. Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor, was recently named one of Forbes’ Best Small Companies in America for the fourth consecutive year, and ranked among the top information technology companies in Business Week’s Hot Growth Companies. Cognizant is a member of the NASDAQ-100 Index. Find additional information about Cognizant at www.cognizant.com.

About AimNet Solutions

AimNet Solutions is a leading technology services organization that provides a suite of managed and professional services that enhance and complement existing or planned network environments. AimNet Solutions can define, design, deliver, secure, and manage a wide range of mission critical IT infrastructures 24 hours a day, 365 days a year. Find additional information about AimNet’s at www.aimnetsolutions.com.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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